Exhibit 10.11

     This Representation Agreement is made as at this 7 day of February 2000

BETWEEN:

                  INTEREP INTERACTIVE, INC., a corporation incorporated under the laws of Delaware ("Hereinafter called Interep")

                  -and-

                  AMERICOM USA, INC., a corporation incorporated under the laws of Delaware (Hereinafter called "Americom")

WHEREAS Americom is the owner and operator of the Internet network known as AdCast and/or DAI and websites with the domain name or names set forth on Schedule "A" hereto (together, the "Network");

AND WHEREAS Interep is desirous of representing Americom for outside sales of advertising content to be placed on the Network and in assisting Americom in expanding the network;

In consideration of the mutual covenants hereinafter given the parties agree as follows:

1. Term. The term of this Agreement (the "Term") will begin on the date set forth above and will continue for an initial period of nine (9) months. The Term will automatically renew for consecutive renewal periods of twelve
     (12) months each unless, not later than sixty (60) days prior to the end of the then current initial period or renewal period, Americom advises Interep in writing of the termination of this Agreement or any renewal thereof. In such case this Agreement or any renewal thereof will terminate on the last day of the then current period.

2. Representation. Pursuant to the terms hereof Interep will serve, as an outside representative, during the Term, for the sale to advertisers, advertising agencies and media buyers (the "Clients") in the domestic United States of America ("USA") of advertising to be displayed on the
     Network. As used in this Agreement, the Network may include all Networks and web pages which are owned or operated by Americom or its affiliates and which are linked to the Network. Interep shall use its best efforts to place advertising from third parties on the Network and will devote appropriate resources, facilities and personnel to do so. This will include meeting hiring and market resource goals and objectives set forth in Schedule "B" hereof. Advertising will take the form of html source code that will display a banner from our server (or the server of such other party as the parties may agree) on the Network or such other form as the parties may subsequently agree regional and site specific national advertising for the Network in the domestic United States.

3. Advertising. Interep will arrange for the placement of e-billboard advertising on the Network by offering placements on the Network specifically and through Interep's exclusive channels at pricing approved by Americom.

     a)   An  insertion  order  will be  issued  for  Americom's  acceptance  or rejection. Americom may reject any insertion advertising for any reason. Interep will use commercially reasonable efforts to furnish any insertion order to Americom in advance of launching the related advertisement on the Network. An insertion order will include (i) the name of the Client, (ii) the length of time the advertising will run,
          (iii)  the  related   fees   payable  to  Americom  and  (iv)  Interep
          commission.

     b) Americom will be responsible for fulfilling the terms and conditions of each insertion order accepted.

     c) Americom will be deemed to have accepted an insertion order unless it provides Interep a notice of rejection, in writing or by e-mail within 24 hours of receipt of insertion order.

     d) Interep will not be liable for any revenues lost as a result of an Americom decision to reject any advertising, nor shall Americom be liable for any expense or commission to Interep for such rejected advertising.

     e) Interep may request permission to place on the Network test advertisements for Clients and public service advertisements, at no charge to the advertiser. Americom may reject any such non-compensatory advertisements. If any such advertisement is accepted, there will be no commission payable to Interep commission from you with regard to it.

4. Rates. Americom in consultation with Interep will set all rates for all advertising placed by Interep. Interep will publish a rate card to actual and potential Clients and will furnish a copy to Americom. Interep may change the rates with the consent of Americom, not to be unreasonably withheld. The rates that charged to Clients may vary from our published rates. You agree to maintain all information about any such rate variances in confidence and not to disclose it to any other actual or potential Client or any other third party.

5. Commissions. Interep will receive a commission equal to thirty per cent (30%) of the net billings collected on all advertising placed on the Network by Interep.

6. Billing and Payment. a) Interep will bill and collect all charges for advertising which Interep placed on the Network. Within 30 days of the receipt of any payment for any such advertising Interep will remit to Americom an amount equal to the gross billings for such advertising, less any advertising agency commissions and less Interep commissions, unless:

          (i) Interep collects payment in advance from an advertiser, in which case Interep will pay to Americom, those monies owing to Americom, within seven days from the date the monies are received;

          (ii) A Client disputes an Interep billing in which case all funds will be held in Interep's attorneys' trust account, until the dispute is resolved, and then paid promptly to Americom;

          (iii)Payments are received by Interep in a foreign currency, in which case payment must first be converted into U.S. dollars, and apportioned accordingly, taking into account the rate of exchange and conversion fees.

     b) Interep will not be liable to pay any amount to Americom unless Interep has received the corresponding payment from the Client. Interep shall make all commercially reasonable efforts to collect amounts owed by Clients. Interep reserves the right to deduct from the gross billings received from a Client any costs reasonably incurred to collect such billings for purposes of calculating payments to Americom.

     c) Gross billings will be calculated based solely on audience traffic audits from Interep's control server, except that in cases where advertisements are shown by a third party server, Interep will rely on such server's traffic audits. Interep reserves the right to review any internal or third party audit figures and edit out any source that has repeatedly clicked on a banner or viewed a page repeatedly to inflate statistics. Americom reserves the right to audit all campaigns utilizing the "True Management" ad serving and reporting system. Significant discrepancies could result in campaign results review and adjustment. Americom reserves the right to count impressions, clicks and unique visitors simultaneously with Interep's interactive control server.

     d) Interep will provide monthly, detailed, on-line reports to Americom of the advertising activity on the Network and summary reports on Americom's account status from time to time on Americom's reasonable request.

7.   Advertising Placement.

     a) Interep will provide Americom with html source code that will display the advertisement on the Network.

     b) In some cases, a custom size sponsorship may require that Americom modify the Network subject to Americom's approval. Americom may accept or reject such modification at its sole discretion.

     c) All advertising placed by Interep must appear on the Network within an ebillboard frame.

8.   Liability. Interep will have no liability for the following:

     a) Advertising placed on the Network that fails to load or operate properly due to defects in the related html code or failures of Interep's server;

     b)   Such html code harms the Network or Americom's server;

     c) Any advertising placed by Interep contains content which results in any claims for copyright, trademark or other infringement, defamation or any other liability. If any claim, action, suit or proceeding is brought against Interep or a Client due to

     d) Loss of sales due to other outside reps selling Ads on the DAI Network through AdCast.

          (i)  Any breach of this Agreement by Americom or

          (ii) Americom's operation of the Network, including, without limitation, any based on a claim of copyright, trademark or other infringement, or defamation, Americom will assume the defense of any such claim, action, suit or proceeding and indemnify and hold harmless Interep and its Clients and its respective officers, directors, employees and affiliates against any loss, liability, damage and expenses incurred in such connection, including without limitation, attorneys' fees and disbursement. The provisions of this Section 8 will survive the termination or expiration of this Agreement.

          (iii)Interep shall not be liable for any incidental, consequential or other direct or indirect loss or damages, including lost profits, arising out of this agreement or Americom's use of Interep's services, even if Interep has been advised of the possibility of such loss or damages, regardless of the form of action, whether in contract, tort, including negligence, strict liability or otherwise.

9. Intellectual Property. Americom represents and warrants to Interep that use of the Network by Interep or its Clients will not infringe on any third party intellectual property rights, including without limitation, United States or foreign trademarks, patents or copyrights and Americom has all necessary rights and authority to enter into this contract and have advertising placed on the Network

10. "Poaching" Human Resources. Americom acknowledges that employees hired before or during the duration of this agreement will not be approached or solicited for purposes of being hired by Americom USA or any of its subsidiaries for 90 days after the term of this agreement.

11. Prospecting Support. Conforming to terms specified in Schedule "A", direct advertising sales contacts made by Americom USA before or during this agreement will be introduced to Interep Interactive as Americom USA's sales representative for AdCast. Americom USA will make every reasonable effort to encourage those contacts to negotiate and execute AdCast advertising agreements through Interep Interactive. If an advertising agreement has been first negotiated with Americom USA directly or through the advertiser's agency, Interep Interactive will be introduced to the operable customer parties and be eligible to receive commission on any subsequent agreements that Interep Interactive negotiates and executes with the advertiser directly or through the advertiser's agency.

12. Network Support. Interep shall at all material times use its best efforts to increase the number of web sites participating in the Network. Interep Interactive shall be remunerated for sites or properties that join the Network as a result of Interep Interactive's sole initiating efforts in the amount of one quarter of one cent, US currency for each monthly unique user in traffic delivered to the DAI Rich Media Network. The level of monthly unique users and therefore the compensation will be solely measured by Americom USA's True Management ad serving and reporting technology. In this capacity, Interep Interactive will act as a "Network reseller" and be compensated as indicated above as long as sites Interep has acquired on Americom USA's behalf remain in the network.

13. Cookies. Americom acknowledges that Interep may make use of small data files that are used to store information ("cookies").

14. Arbitration. Governing Law; Dispute Resolution. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. None of the parties shall institute an arbitration or court proceeding to resolve a dispute between the parties except as expressly herein provided. If there is a dispute either party may demand direct negotiation. If such dispute is not resolved within fifteen (15) Business Days after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation conducted in San Luis Obispo, California. If the parties do not promptly agree on a mediator, then any of the parties may notify the American Arbitration Association, to initiate selection of a mediator from the commercial dispute resolution panel. The fees and expenses of the mediator shall be paid equally by the parties. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and either party may then seek relief through arbitration, which shall be binding, before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). The place of arbitration shall be San Luis Obispo, California. Arbitration may be commenced at any time after receipt of written mediator's statement, by any party seeking arbitration by written notice to the other party by first class mail, postage prepaid. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within fifteen (15) Business Days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. The arbitrator shall render his decision within one hundred eight (180) days of appointment. Any award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto and there shall be no right of appeal therefrom. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The unsuccessful party shall pay all costs and expenses of arbitration, including attorneys' fees and expenses of the arbitrator. The arbitrator shall not be permitted to award punitive or similar type damages under any circumstances.

15.  Miscellaneous.

     a) Entire Agreement; Amendments; No Waivers. This Agreement sets forth our entire understanding with respect to its subject matter and merges and supersedes all prior understandings with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by writing signed by all of the parties. Failure of either of the parties to enforce any provision of this Agreement will not be construed as a waiver of rights under such or any other provision. No waiver of any provision of this Agreement in any instance will be deemed to be a waiver of the same or any other provision in any other instance.

     b) Communications. All notices, consents and other communications given under this Agreement will be in writing and will be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified mail envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number will be effective only on receipt.

          If   to Interep                        If to Americom

          Interep Interactive, Inc.              Americom USA, Inc.
          C/O Adam Guild                         C/O  Douglas  Hansen
          10880  Wilshire  Blvd.                 901 South Bascom  Avenue
          Suite 1000                             Suite 880
          LA, CA 90024                           Campbell,  CA 95008
          Phone:  323-441-8175                   Phone: 800-549-9526
          Fax No.: 323-850-6312                  Fax No: 408-558-1911
          e-mail:  aguild@interep.com            e-mail:
                                                 dhansen@americomusa.com

     c) Successors and Assigns. This Agreement will be binding on, enforceable against and inure to the benefit of, the parties and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit on any other person. Neither party may assign its rights or delegate its obligations under this Agreement without the express written consent of the other, except that no such consent will be necessary with respect to any assignment by the parties to any of their parents, subsidiaries, divisions or affiliates. Each must notify the other of any such assignment.

     d) Governing Law. This Agreement will in all respects be governed by and construed in accordance with the laws of the State of California applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     e) Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement will not be affected thereby, and such provision will be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

     f) Non-Agency. For all purposes of this Agreement, each of us will be an independent contractor, and not an agent, partner or joint venture, of the other.

     g) Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     h) Construction. Headings used in this Agreement are for convenience only and will not be used in the interpretation of this Agreement. References to Sections and Exhibits are to the sections and exhibits of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

INTEREP INTERACTIVE, INC.                         AdCast, INC.


By /s/ Adam Guild                                 By /s/ Douglas W. Hansen
  -------------------------------                    ---------------------------
         Adam Guild                               Name:  Douglas W. Hansen
         President                                Title: Vice President of Sales

                                  SCHEDULE "A"

Network Domain Name or Names:  all sites using www.adcastdelivers.com technology


All advertisers for whom we have already run advertising on the Network and all advertisers and clients, who, by their unsolicited request, wish to conduct business directly with AdCast, DAI or Americom USA.


I-Win
Ad Auction
Mass Music/Audio Highway
AdVenture/Venture OnLine
Advertising.com
Tecknosurf
Etours
Aria
Anheuser-Busch
Supersports.com
GoTo.com

All of the above will be introduced to Interep as our ad sales representative. They will then do business with us through you, UNLESS they, without solicitation, request to deal directly with AdCast. This is the case with every advertiser and agency.

While we realize that a few agencies will insist on direct relationships with AdCast, we acknowledge that it is to our mutual advantage to have Interep
Interactive in as many agencies as possible selling ads, so that we can concentrate our resources on building the network.

                                  SCHEDULE "B"

A.       INTEREP GROWS WITH AMERICOM USA
INTEREP INTERACTIVE AGREES TO, IN GOOD FAITH, GROW THEIR SALES ORGANIZATION AT A PACE COMMENSURATE WITH AMERICOM USA'S NETWORK. AS SUCH INTEREP INTERACTIVE AGREES TO HIRE ONE NEW SALESPERSON FOR EACH ONE MILLION UNIQUE VIEWERS THAT AMERICOM USA ADDS TO THEIR ADVERTISING NETWORK. CURRENT NETWORK SIZE AS OF January 25, 2000 IS 4.9 MILLION UNIQUE VIEWERS PER MONTH. DETERMINATION FOR THE NUMBER OF UNIQUE VIEWERS WILL BE BASED SOLELY ON DATA FROM AMERICOM USA'S "TRUE MANAGEMENT" TRAFFIC MANAGEMENT SYSTEM. INTEREP WILL HAVE THIRTY DAYS TO MAKE THE HIRE FROM THE DATE OF NOTICE THAT AMERICOM HAS ADDED SAID TRAFFIC.

INTEREP INTERACTIVE AGREES TO, IN GOOD FAITH, PLACE THE HIRES IN GEOGRAPHIC LOCATIONS THAT ARE BENEFICIAL GROWING ITS ORGANIZATION IN PARALLEL TO REVENUE GROWTH ON THE BUYING SIDE, THAT IS, WHERE ADVERTISING CUSTOMERS ARE INCREASING INTEREP REPRESENTATION WILL INCREASE LIKEWISE.

B.       INTEREP SHARES MARKETING RESOURCES WITH AMERICOM USA
IT IS UNDERSTOOD THAT THE RELATIONSHIP BETWEEN INTEREP INTERACTIVE AND AMERICOM USA ENCOMPASSES MORE THAN MERELY AD SALES REPRESENTATION. AS SUCH, INTEREP INTERACTIVE AGREES TO, IN GOOD FAITH, DRAW UPON ALL OF ITS RESOURCES WITHIN ITS OWN DIVISION, PARENT COMPANY (INTEREP, INC.) AND ASSOCIATED AGENCIES AND AFFILIATES TO HELP PROMOTE AND EXECUTE THE IMMEDIATE AND FUTURE BUSINESS MODELS EXECUTED BY AMERICOM USA, DAI AND THE ADCAST NETWORK. THESE COMMITMENTS INCLUDE, BUT WOULD NOT BE LIMITED TO JOINT PRESS RELEASES, INTRODUCTION TO REPRESENTED BROADCAST ELEMENTS FOR THE PURPOSE OF PROMOTING THE NETWORK AND INTRODUCTION TO REPRESENTED INTERACTIVE ELEMENTS FOR THE PUPORSE OF JOINING THE NETWORK.